UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 25, 2024

(Date of earliest event reported)

333-259315-01	DUKE ENERGY PROGRESS NC STORM FUNDING LLC (a Delaware limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	87-2308312

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On April 25, 2024, Duke Energy Progress NC Storm Funding LLC (the “Issuing Entity”) entered into an Intercreditor Agreement between the Issuing Entity, Duke Energy Progress, LLC, Duke Energy Progress SC Storm Funding LLC, Duke Energy Progress Receivables LLC, The Bank Of New York Mellon Trust Company, National Association, U.S. Bank Trust Company, National Association and MUFG Bank, LTD, dated as of April 25, 2024 (the “Intercreditor Agreement”). In connection with the Intercreditor Agreement, the Issuing Entity is filing the exhibit listed in Item 9.01, which is annexed hereto as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Intercreditor Agreement, among Duke Energy Progress, LLC, Duke Energy Progress SC Storm Funding LLC, Duke Energy Progress NC Storm Funding LLC, Duke Energy Progress Receivables LLC, The Bank Of New York Mellon Trust Company, National Association, U.S. Bank Trust Company, National Association and MUFG Bank, LTD, dated April 25, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE ENERGY PROGRESS NC STORM FUNDING LLC

	By:	/s/ Robert T. Lucas III
Robert T. Lucas III
Dated: April 25, 2024		Secretary